Exhibit 10.4

        GEO PUBLISHING, INC. WebRadio(TM) Webcasting Service Agreement -
                           LIVE 24/7 AUDIO STREAMING

This agreement ("Agreement") made between GEO Publishing, Inc., ("GEO"), a Delaware corporation, with its main office at 21110 Oxnard St., Woodland Hills, California 91367, U.S.A., and the Client identified below, effective as of the date identified below.

1. SERVICES: GEO will provide the Client the necessary services to facilitate digitally encoding a live audio broadcast to play 24 hours a day, 7 days a week and make it available over the Internet during the Client's scheduled programming. The content for the live broadcast will be one (1) hour of audio provided on Compact Disc music format and will be played in a loop for each 24 hours. The Client will provide GEO five (5) hours of audio content weekly for GEO to facilitate the broadcasting each week. GEO will provide Client with the necessary technical support and maintenance during the broadcast, Domain Name Service for use by Client in connection with Client's designated sub-domain name (as described in Paragraph 6) and:
(i)  a broadcast page served from GEO Media Servers;
(ii) access to many streams, subject to the constraints of network limitations and per the terms listed below in this Agreement;
(iii) discounted rates for dedicated Internet access for uploading the Client's content stream, if not already in place at the Client content streaming location (affiliated expenses to be a direct cost to the Client). The obligations of GEO pursuant to this paragraph in this Agreement are individually and collectively referred to herein as the "Service."

2. INTELLECTUAL PROPERTY RIGHTS AND OTHER RIGHTS: The Client retains all intellectual property rights and other rights it may own concerning the content as it is made available to GEO and the public through the GEO Service. GEO retains its ownership of all such rights concerning any software or hardware GEO provides, and the GEO media player web sites, their format and presentation, and the symbols and indicia of their source.

Under this Agreement, "intellectual property rights" include, worldwide, rights under copyright, trademark and patent laws, rights in domain and sub domain names, and rights against misappropriation of databases, trade secrets and confidential information.

3. GEO SERVICE LEVELS AND CLIENT SUPPORT:
(a) GEO SERVICE LEVELS
(i) GEO will use commercially reasonable best efforts: to provide uninterrupted Service to its Clients at performance levels consistent with GEO's standard procedures, which are published on the GEO web site at http://www.webradio.com/Clients/terms.htm (GEO "Website") and are amended from time to time are incorporated by reference into this Agreement; to inform the Client in advance of any scheduled interruption in Service required by the performance of scheduled maintenance; and to repair or otherwise remedy as quickly as possible any system failure causing interruption of Service to the Client.
(ii) Neither the Client nor GEO will be liable, however, for any loss or delay resulting from any force majeure event, including acts of God, fire, natural disaster, labor stoppage, power outage, third-party service interruption, or inability of carriers to make scheduled deliveries. Any date for payment or delivery, or for performance of any other obligation under this Agreement, shall be extended to the extent of any delay resulting from any force majeure event.
(iii) GEO will have the right to remove, or disable access to, the content of the Client's signal if material is claimed, or appears to be, in violation of the Client's warranties under this Agreement. No act of omission or commission will be required under this Agreement which may deprive GEO, under 17 U.S.C. SS. 512 or any other laws, of limitations thereunder of any liability of GEO, nor shall any provision of this agreement be construed so as to preclude or limit GEO's entitlement to such limitation of liability.
(b) CLIENT INTERNET ACCESS AND FACILITIES: Client will at its own expense provide power and an appropriate location for GEO's encoding equipment at Clients location. It will provide Internet access on site to FTP the digitally encoded signal from the encoding system to the GEO broadcast server center.
(c) PROMOTIONS OF THE WEBCAST: Client will use its best efforts to promote the webcast throughout the Client's listenership, organization, and other environments. Client will participate in the preparation and authorization of press releases regarding the GEO Services as it relates to the Client's broadcast signal, and will not unreasonably withhold or delay approval of such press releases.
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(d) CLIENT'S OWN WEB SITE: REFERENCES IN OTHER WEB SITES. Client will provide a direct link and logo placement of WebRadio on any web site it may have of its own and, to the greatest extent possible within its control and authority, will do the same on any other web site that refers to the Client. Client will not utilize any other streaming media technology on their web site that requires no plug-ins similar to the technology offered through the GEO service. It is understood that any individual web site of the Client will not be operated in such a way as to interfere with the rights Client is granting to GEO under this Agreement.

4. WARRANTIES AND INDEMNITIES: In making its content available to the public worldwide through the GEO Service, the Client warrants:
(a) its content will not be defamatory, indecent or obscene; violate any privacy right, publicity right or community standard; or violate any intellectual property right or any other personal or proprietary right.
(b) it is authorized and empowered to make this Agreement, and fulfilling it will not breach any Client obligation. All necessary permissions and licenses for the broadcast and public performance of the content have been secured and will be maintained by the Client; and the Client complies and will remain in compliance, with all applicable governmental (including federal, state and local) laws, rules and regulations.
(c) it will safeguard from loss or damage any software, hardware or other GEO property on its premises with a level of care no less than that afforded to Client's own most valuable property.
(d) it will indemnify and hold harmless GEO, its directors, officers, employees and agents, against any claim, demand, loss, damage or liability, including reasonable fees of GEO's attorneys, court costs and other legal expenses, if the basis of the claim or demand, if true, would constitute a breach of any of the Client's warranties or arise out of the negligence or willful misconduct of the Client. Client will use its best efforts to secure and maintain errors and omissions insurance in an amount consistent with good business practice.

5. SERVICE STATISTICS: GEO will provide Client with a password which will enable Client to view Service statistics compiled by GEO. Such Service statistics will contains information on usage statistics, listener profiles, direct feedback to the Client, advertising impression statistics, commerce transaction statistics, and downloadable monthly summary reports.

All rights to any Service statistics compiled by GEO will remain its property. GEO will provide the Client with reasonable access to any such statistics in accordance with GEO's standard procedures.

6. ACCOUNT SUB-DOMAIN NAME: GEO will designate a sub-domain name under the "webradio.com" domain to be used to access the GEO media server. GEO will provide domain name service for the "(username). webradio.com" sub-domain. The Client can display the designated sub-domain page within the Client's own web site, if any, under a frame window, in addition to the display under www.webradio.com at the sub-domain designated for the Client. In the space provided at the end of this Agreement, the Client may request the username which it wishes to be designated.

Any account name designated is exclusively for use in connection with this Agreement, and the Client must relinquish it to GEO upon any termination. GEO does not guarantee that any desired account name will be available, but will use its commercially reasonable best efforts to secure the desired account name.

7. FEES: (a) If applicable, all setup fees are due as of the effective date of the contract and must be received by GEO prior to any Services rendered by GEO. All subsequent monthly recurring fees will be billed thirty (30) days in advance and are due and payable on the first day of the Service month. GEO reserves the right to adjust monthly fees on sixty (60) days written notice, as it may deem necessary during the term of this Agreement. Payments for any additional services that are not included in the Services provided by GEO according to this Agreement, shall be invoiced and are due upon receipt, which is to be deemed for this purpose five (5) days after postmark ("Invoice Due Date"). (b) GEO will pay Client fifty (50%) percent of any net revenues actually received by GEO in connection with GEO's sale of advertising banners, audio advertisements and commerce transactions placed, heard or conducted at the designated sub-domain broadcast page of the Client hosted by GEO. GEO will make such payments monthly within 30 days after the end of the month in which it receives such revenues and, consistent with GEO's standard procedures, will be net of expenses such as, but not limited to, direct costs of bandwidth charges, other direct costs attributable to Client's sub-domain, programming and maintenance costs and applicable taxes other than income taxes.

8. TERM: This Agreement will be effective as of the date first above written, and remain in effect for twelve (12) months, unless earlier terminated as otherwise provided.

9. TERMINATION: (a) GEO may disconnect Service if at any time the Client's account is more than 45 days delinquent from the Invoice Due Date. In that event, the Client may reinstate its Service upon payment of GEO's current reconnection fee and a security deposit equal to two installments of monthly Service fees. If the Client's account is more than ninety (90) days delinquent, or should the Client's content appear to GEO to be in violation of this Agreement, GEO may immediately terminate this Agreement. (b) GEO may terminate this Agreement without any cause upon 30 days written notice to Client. (c) Termination by either party will not extinguish Client's responsibilities under this Agreement, including, but not limited to, its obligations through the date of the termination and, except for termination under sub-Paragraph (b) of this Section, for the remainder of the unexpired term of the Agreement.

10. LIMITATION: GEO'S REPRESENTATIONS AND OBLIGATIONS CONTAINED HEREIN ARE IN LIEU OF ALL WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL GEO BE LIABLE FOR DAMAGES, DIRECT OR INDIRECT, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUFFERED BY THE CLIENT OR ANY THIRD PARTY.

11. MISCELLANEOUS: (a) This Agreement binds and will benefit the parties and their respective successors and assigns. This Agreement constitutes the entire understanding of the parties, supersedes all prior oral or written agreements between the parties, and may be modified only in writing by signature of the parties. (b) Except for an assignment as part of a single assignment of all or substantially all the assets of the assignor relating to the subject matter of this agreement, neither party may assign this Agreement without prior written consent of the other party, which will not be unreasonably withheld. (c) This Agreement shall be governed and enforced in accordance with the laws of the State of California and the United States in all respects concerning its construction, interpretation and performance. Venue for resolution of any dispute in respect to this agreement shall be in Los Angeles County, California. If a dispute arises out of or relates to this Agreement, or a claim of breach thereof, and cannot be settled through negotiation, the parties agree to binding arbitration in Los Angeles County under the commercial rules of the American Arbitration Association by a three-arbitrator panel, each of whom shall have experience in the subject matter of this Agreement. Judgment upon any arbitration award maybe entered in any court of competent jurisdiction in the United States or elsewhere in the world. (d) If a court of competent jurisdiction holds any provision of the Agreement invalid or unenforceable, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from this Agreement.
(e) Any notice under this Agreement shall be deemed given either (i) when transmitted by facsimile or (ii) two business days after depositing the notice in the U.S. mail, certified return receipt requested, first class postage prepaid, addressed to the party as set forth in this Agreement. The parties agree to provide written notification to the other party within ten (10) days of any change of address during the term of this Agreement. (f) The paragraph headings in this Agreement have been inserted merely for convenience, are not a part of the Agreement, and shall not affect the rights and obligations of the parties or the meaning of the language in the Agreement. (g) The sub-domain name requested by the Client under Paragraph 6 is: Account Name (username): kana.webradio.com (e.g. kcba.wcbradio.com) (must be lower case alphanumeric characters and dashes only). (h) The fees to be paid by the Client under Paragraph 7 are $7,500.00, a monthly fee, to be paid on the first day of each month during the Agreement.



Please sign below to indicate your understanding and acceptance of the terms of this Agreement.


Client (Type or Print Full Customer Name): /S/ Kanakaris Communication
                                           -------------------------------------


Print Name: Alex F. Kanakaris            Title:  CEO
            -----------------------            ---------------------------------
Authorized Representative (print)


Signature: /S/ Alex F. Kanakaris         Date:  4/20/99
           ------------------------           ----------------------------------


     /S/ Michael Wein      6/15/99